UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 960 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2008, the operating subsidiaries of MMC Energy, Inc. (the “Company”), MMC Energy North America, LLC, MMC Mid-Sun LLC, MMC Chula Vista LLC and MMC Escondido LLC, executed an Energy Management Agreement (the “Agreement”) with Macquarie Cook Energy LLC and Macquarie Cook Power Inc. (collectively, “Macquarie”).

Macquarie will provide energy management services effective November 1, 2008 for the Company’s MMC Mid-Sun, MMC Escondido and MMC Chula Vista power generation facilities. Under the terms of the Agreement, Macquarie has the exclusive agency right to purchase fuel, and sell energy and ancillary services for the Company. Macquarie will also act as the Company’s scheduling coordinator with the California Independent System Operator.

Macquarie will receive a fixed monthly fee and a monthly performance incentive for revenues generated in excess of the Company’s approved budget for the facilities. The Agreement term is one year and is automatically renewed month-to-month subject to the right of either party to terminate with 30 days prior written notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2008	MMC ENERGY, INC.

	By:	/s/ Michael Hamilton
Name: Michael Hamilton Title: Chief Executive Officer